[Scientigo LOGO]


                                                        7810 Ballantyne
                                                        Commons Pkwy, Suite 300
                                                        Charlotte, NC  28277

                                                        Telephone: 704.319.2220
                                                        Facsimile: 704.319.2250

Investor Relations:
Vince Buczek
Scientigo(TM), Inc
(704) 506-3098
vbuczek@scientigo.com

             Scientigo(TM) Completes Sale of its eCommerce Division,
                              Contact Call Center

                             Transaction Highlights
                     o Sale valued at a minimum $1.2 million
o Divestiture allows Scientigo(TM) to focus on its growing intellectual property portfolio and intelligent business automation solutions

Charlotte, NC - May 24, 2005 - Market Central, Inc. (OTC: MKTE.OB), (d.b.a. Scientigo(TM)), a leader in intelligent Business Process Automation solutions, today announced that it has completed the previously announced sale of its eCommerce division, contact call center located in Jacksonville, North Carolina.

Consideration for the sale is approximately $1,200,000 comprised of debt of $971,000 and the assumption of certain liabilities. Scientigo(TM) may receive additional proceeds based upon the performance of the Jacksonville call center during the year following the sale. The debt is payable over a three year and one half period at a stipulated monthly rate.

"This marks another step in the strategic plan management began less than a year ago to maximize shareholder value," said Doyal Bryant, Chief Executive Officer of Scientigo(TM). "This divestiture allows us to focus our financial and management resources on developing and growing Scientigo's intellectual patent portfolio, cultivating our next generation search technology and expanding our intelligent automation solution businesses."

Craig Mento, President of CustomerLinx commented, "We are very excited with the culmination of this process which began eight months ago with a management contract of this site. Over this period, we were able to understand the clients' book of business and the strength of the local management team. This facility will allow us a great expansion platform and will be the second site running under the control of the M1 Business Platform. The M1 platform allows us to affordably provide advanced call center service, VOIP and voice self service to our customers."

About CustomerLinx

CustomerLinx provides business with outsourced support options for traditional and Web-based customer contact. The company offers the most robust range of services in the category. They include: market research; direct marketing consulting; lead list management; direct response; inbound customer contact; interactive customer care; order entry and tracking; data mining, profiling and modeling; data entry and management; and warehousing and fulfillment. The company provides these services through facilities in New York and Oklahoma.

About Scientigo(TM)

Headquartered in Charlotte, North Carolina, Scientigo(TM) is a leader in intelligent Business Process Automation technologies, specializing in developing and licensing intellectual property to partners whose products and services complement our technologies for the benefit of clients. These customizable solutions enable organizations to convert data from a processing and storage burden into a competitive advantage, whether structured, semi-structured, or unstructured, whether it is in paper or digital form, and regardless of volume. In addition, Scientigo(TM) owns patents that address a set of key technical protocols, referred to as XML (Extensible Mark-up Language), a popular standard used to support the exchange of documents over the Internet. XML forms a basic building block for "web services" and the "semantic web." These protocols are embedded in software developed by large and small companies, including, for example Microsoft and IBM. Scientigo(TM) has retained and formed an exceptional intellectual property team that has implemented a comprehensive intellectual property strategy and will assist to secure additional intellectual property protection on its other inventions. Also, the Company provides customer support and professional services to support its products. For more information on Scientigo(TM), please visit www.Scientigo.com


                                   #   #   #


This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes" and similar expressions. Our ability to achieve the results anticipated in such forward-looking statements is subject to risks and uncertainties, including, without limitation, the potential interest of third parties in our intellectual property portfolio, any potential growth of our company, our ability to successfully maximize the value of our intellectual property assets, in addition to general economic conditions, operating results, market acceptance of our solutions and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.